              WRC Media Inc.
 [LOGO]       512 Seventh Avenue
              23rd Floor
              New York, NY  10018



CONTACT: Richard Nota
                  WRC Media Inc.
                  212-768-1150
                  Fax 212-768-1887
                  rnota@wrcmedia.com
                  ------------------
                  www.wrcmedia.com

For Immediate Release


          WRC MEDIA INC., A LEADING SUPPLEMENTARY EDUCATION PUBLISHER,
                    REPORTS SECOND QUARTER RESULTS FOR 2002
          -----------------------------------------------------------


New York, NY, August 9, 2002 - WRC Media reports second quarter results.

WRC Media's consolidated EBITDA (excluding unrestricted subsidiaries - see footnote 1) for the second quarter ended June 30, 2002 was $10.2 million, $2.4 million or 19.1% lower than the same period last year, on revenue of $43.9 million, which was $7.5 million or 14.5% lower than in 2001. Martin E. Kenney, Chief Executive Officer, commented, "Our lower second quarter results are primarily the result of significant state cutbacks in education funding, which have had a negative impact on our educational software company, CompassLearning. While CompassLearning has been the most affected by the extremely difficult marketplace, I believe it will also ultimately be the biggest beneficiary from the increased federal funding resulting from the "No Child Left Behind Act." Most of this funding, however, will not be available until the latter half of 2002, with some purchasing decisions spilling over to 2003. Excluding CompassLearning, revenues for the second quarter ended June 30, 2002 for Weekly Reader Corporation's print publishing units - Weekly Reader, World Almanac and American Guidance Service - were constant compared to the same period in 2001, and EBITDA was $0.3 million or 4.4% greater in the second quarter versus last year. All of our sales and marketing efforts are geared to immediately seize the opportunities presented under the new guidelines of the Elementary and Secondary Education Act as well as the provisions of the "No Child Left Behind Act," especially our divisions which emphasize reading, test prep and assessment. I continue to believe our quality brands - names such as Weekly Reader's publications and the World Almanac, which have been built over the last 100+ years, and have universal name recognition and strong customer loyalty, should continue to be well received by the marketplace. We continue to make prudent investments in new textbooks and test development at AGS; as well as in new World Almanac and Weekly Reader library imprints. We have completed a product redesign and re-launch of Weekly Reader as part of the 100th anniversary of this brand, and we have launched new comprehensive software releases at CompassLearning. Our current outlook is for an improving marketplace in the second-half primarily related to the infusion of federal education funding which should bode well for WRC Media in the long term."


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Net revenue for the six-months ended June 30, 2002 decreased $10.2 million, or
10.1%, to $90.7 million from $100.9 million for the same period in 2001. WRC Media consolidated EBITDA (excluding unrestricted subsidiaries - see footnote 1) for the six-months ending June 30, 2002 of $18.4 million fell short of the prior year by $1.8 million or 9.1%. The lower profitability compared to the prior year is driven by the lower revenue discussed above. The profitability shortfall was partially mitigated by lower operating costs primarily the result of WRC's ongoing reorganization, which began in early 2001.

Operating income increased $21.8 million, or 138.5%, to $6.1 million for the six-months ended June 30, 2002, from an operating loss of $15.7 million for the same period in 2001. This improvement in income from operations was primarily driven by significantly lower amortization of goodwill and intangible assets for the six-months ended June 30, 2002 compared to the same period in 2001 associated with the Company's adoption of SFAS No. 142 "Goodwill and Other Intangible Assets" on January 1, 2002.

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

Net loss before cumulative effect of change in accounting principle decreased by $17.4 million, or 51.6%, to $16.3 million compared to $33.7 million for the same period last year, primarily as a result of a $24.4 million decrease in non-cash amortization expenses for intangible assets partially offset by a $5.9 million increase in provision for income taxes associated with the Company's adoption of SFAS No. 142 "Goodwill and Other Intangible Assets." As a result of the Company's adoption SFAS No. 142, a portion of the intangible assets and goodwill recognized prior to December 31, 2001 is no longer being amortized effective January 1, 2002. The Company completed the transitional goodwill impairment test during the second quarter ended June 30, 2002, resulting in an impairment charge of $72.0 million, which was recorded as a cumulative effect of an accounting change as of January 1, 2002. The Company is required to perform impairment tests each year, or between yearly tests in certain circumstances for goodwill and indefinite lived intangibles. There can be no assurance that future impairment tests will not result in a charge to earnings. The Company also recorded a non-cash deferred income tax expense of approximately $5.0 million on January 1, 2002 and $1.0 million during the six months ended June 30, 2002, both of which would not have been required prior to the adoption of SFAS 142. The non-cash charge of $5.0 million on January 1, 2002 was recorded to increase the valuation allowance related to the Company's net operating losses. As a result of the adoption of SFAS 142, amortization will not occur during the carryforward period of the operating losses. In addition, since amortization of tax-deductible goodwill and trademarks ceased on January 1, 2002, the Company will have deferred tax liabilities that will arise each quarter because the taxable temporary differences related to the amortization of these assets will not reverse prior to the expiration period of the Company's deductible temporary differences unless the related assets are sold or an impairment of the assets is recorded. Accordingly, the Company recorded $1.0 million to increase the valuation allowance for the six months ended June 30, 2002. The Company expects that it will record an additional $1.0 million to increase the valuation allowance during the remaining six months of 2002.

As of June 30, 2002, WRC Media Inc.'s cash balance was $4.8 million (which included $1.3 million of cash restricted to fund WRC Media's unrestricted subsidiary, ChildU, Inc.) and the face value of consolidated debt was $297.0 million. During the six-months ended June 30, 2002, WRC Media Inc. made scheduled principal payments of $2.9 million on its senior credit facilities and as of June 30, 2002, the Company had $15.0 million of availability under its revolving credit facility. For the six-months ended June 30, 2002, WRC Media and its subsidiaries' investing activities included: investment in software development of approximately $2.3 million and capital expenditures of approximately $0.8 million.


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--------------------------------------------------------------------------------
Footnote 1:   Given the projected near-term financial performance of
              ChildU(TM) and ThinkBox(TM), WRC Media designated ChildU(TM) and
              ThinkBox(TM). "Unrestricted Subsidiaries" under its Credit
              Agreement so as to: (i) exclude them from all the negative covenants in the Credit Agreement, including the financial covenants, and from agreed upon affirmative covenants, representations and warranties and events of default; and (ii)
              Permit additional investments in ChildU(TM) and ThinkBox(TM) by WRC Media and its subsidiaries in excess of the acquisition funding requirements to fund operations, if necessary. As a result of the above-mentioned designation, ChildU(TM) and ThinkBox(TM) financial performance will not be reflected in any covenant calculations. Accordingly, Consolidated EBITDA
              (before unrestricted subsidiaries) is defined as WRC Media consolidated EBITDA excluding the EBITDA loss contributed by its unrestricted subsidiaries - ChildU(TM) and its investment in ThinkBox(TM).

--------------------------------------------------------------------------------


                                  * * * * * * *

WRC Media Inc., a leading publishing and media company, creates and distributes innovative supplementary educational materials for the school, library, and home markets. WRC Media's product suite includes some of the best-known brands in education, recognized for their consistent high quality and proven effectiveness. WRC Media Inc. has two principal operating units:

The Assessment, Curriculum and Electronic Group is comprised of AGS(R) and CompassLearning, Inc.

       AGS(R) is a leader in producing highly reliable and valid behavior, ability, achievement, and speech-language assessments for all ages. The company also publishes a variety of high-interest, low-reading-level textbooks for middle and high school students, as well as curriculum-based assessment software and test preparation programs.

       CompassLearning(TM) is the leader in research-driven, standards-based innovative-learning solutions that provide choices to help teachers manage student performance, personalize learning, and connect communities of learners. With over 7,000 hours of curriculum and instruction, more than 20,000 schools use CompassLearning(TM) solutions.

The Reference and Periodicals Group is comprised of World Almanac Education Group, Weekly Reader Corporation and Lifetime Learning Systems.

       World Almanac Education Group, Inc. publishes the World Almanac(R), the World Almanac for Kids, Facts On File(R) news periodicals and Internet services, Gareth Stevens books, and the Funk & Wagnalls(R) encyclopedia. The company distributes high quality print and electronic education materials to schools and libraries.

       Weekly Reader Corporation publishes Weekly Reader(R) periodicals serving over 7 million school children. It also publishes other branded periodicals and instructional materials, including Teen Newsweek(R), published for middle and high school students.

       Lifetime Learning Systems(R) is the recognized leader in developing customized educational programs. Lifetime's programs are customized for sponsors; including corporations, nonprofit associations and government agencies that have the need to cost effectively convey important public relations and marketing messages to targeted audiences.

Information in this press release contains forward-looking statements, including statements regarding our expectations, beliefs, intentions or strategies that involve a number of risks, uncertainties, and assumptions. Should any of the risks or uncertainties develop into actual events, or our assumptions prove to be inaccurate, actual outcomes and results could differ materially from what is expressed in such forward-looking statements and these developments or inaccuracies could materially and adversely affect our business, financial condition and results of operations. Risks and uncertainties relating to WRC Media's and its subsidiaries' businesses are set forth in the documents and reports filed from time to time with the Securities and Exchange Commission.


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Additional links:
www.wrcmedia.com
----------------
www.agsnet.com
--------------
www.compasslearning.com
-----------------------
www.weeklyreader.com
--------------------
www.worldalmanac.com
--------------------
www.worldalmanacforkids.com
---------------------------
www.wae.cc
www.childu.com
--------------
www.garethstevens.com
---------------------
www.thinkbox.com
----------------
www.lls-online.com
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


                                 WRC Media Inc.
                For the three months ended June 30, 2002 and 2001
                                ($ in thousands)


                                                                        Actual                           Increase/(Decrease)
                                                          -----------------------------------   ----------------------------------
                                                              6/30/02            6/30/01               $                 %
                                                          ----------------   ----------------   ----------------  ----------------

Net Revenue .........................................        $ 43,939           $ 51,403             $ (7,464)           (14.5%)

Costs and Expenses:
       Operating costs and expenses .................          34,654             39,218                4,564             11.6%
       Depreciation .................................             809                824                   15              1.8%
                                                             --------           --------             --------         --------
Operating Income before amortization expense ........           8,476             11,361               (2,885)           (25.4%)

       Amortization of goodwill and other intangibles           4,827             17,230               12,403             72.0%

Operating Income/(Loss) .............................           3,649             (5,869)               9,518            162.2%

Interest expense ....................................           7,473              8,642                1,169             13.5%
Other, net (income)/expense .........................             941                267                 (674)          (252.4%)
Income taxes ........................................             544                 46                 (498)         (1082.6%)
                                                             --------           --------             --------         --------

Net Loss ............................................        $ (5,309)          $(14,824)            $  9,515             64.2%
                                                             ========           ========             ========         ========



EBITDA
       Net Loss .....................................        $ (5,309)          $(14,824)            $  9,515             64.2%
       Depreciation and amortization of intangibles .           5,636             18,054              (12,418)           (68.8%)
       Income taxes .................................             544                 46                  498           1082.6%
       Interest expense .............................           7,473              8,642               (1,169)           (13.5%)
                                                             --------           --------             --------         --------
EBITDA ..............................................           8,344             11,918               (3,574)           (30.0%)
       Add: ChildU EBITDA loss ......................           1,018                613                  405             66.1%
       Add: Thinkbox EBITDA loss ....................             884                129                  755            585.3%
                                                             --------           --------             --------         --------
EBITDA  (excluding unrestricted subsidiaries) .......        $ 10,246           $ 12,660             $ (2,414)           (19.1%)
                                                             ========           ========             ========         ========


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

                                 WRC Media Inc.
                 For the six months ended June 30, 2002 and 2001
                                ($ in thousands)


                                                                           Actual                       Increase/(Decrease)
                                                              -----------------------------    ------------------------------------
                                                                  6/30/02           6/30/01           $                  %
                                                              ----------------  -----------    ----------------  ------------------

Net Revenue ........................................          $  90,726           $ 100,894        $ (10,168)           (10.1%)

Costs and Expenses:
      Operating costs and expenses .................             73,414              80,944            7,530              9.3%
      Depreciation .................................              1,591               1,606               15              0.9%
                                                              ---------           ---------        ---------         ---------
Operating Income before amortization expense .......             15,721              18,344           (2,623)           (14.3%)

      Amortization of goodwill and other intangibles              9,654              34,083           24,429             71.7%

Operating Income/(Loss) ............................              6,067             (15,739)          21,806            138.5%

Interest expense ...................................             14,804              17,287            2,483             14.4%
Other, net (income)/expense ........................              1,419                 471             (948)          (201.3%)
Income taxes .......................................              6,183                 280           (5,903)         (2108.2%)
                                                              ---------           ---------        ---------         --------
Net Loss before cumulative effect of change
    in accounting principle ........................            (16,339)            (33,777)          17,438             51.6%
Cumulative effect of change in accounting principle             (72,022)               --            (72,022)             --
                                                              ---------           ---------        ---------         --------

Net loss ...........................................          $ (88,361)          $ (33,777)       $ (54,584)          (161.6%)
                                                              =========           =========        =========         ========

EBITDA
      Net Loss .....................................          $ (88,361)          $ (33,777)       $ (54,584)          (161.6%)
      Depreciation and amortization of intangibles .             11,245              35,689          (24,444)           (68.5%)
      Income taxes .................................              6,183                 280            5,903           2108.2%
      Interest expense .............................             14,804              17,287           (2,483)           (14.4%)
      Non-cash, non-recurring charges ..............             72,022                --             72,022              --
      Non-cash revenues included in Net Loss .......               --                  --               --                --
                                                              ---------           ---------        ---------         --------
EBITDA .............................................             15,893              19,479           (3,586)           (18.4%)
      Add: ChildU EBITDA loss ......................              1,347                 613              734            119.7%
      Add: Thinkbox EBITDA loss ....................              1,137                 129            1,008            781.4%
                                                              ---------           ---------        ---------         --------
EBITDA  (excluding unrestricted subsidiaries) ......          $  18,377           $  20,221        $  (1,844)            (9.1%)
                                                              =========           =========        =========         ========

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